We consent to the incorporation by reference in this Registration Statement of American Church Mortgage Company on Form S-11 of our report dated February 12, 1997 except for Note 9 as to which the date is May 6, 1997, appearing in (or incorporated by reference in) the Registration Statement on Form S-11 of American Church Mortgage Company for the years ended December 31, 1996 and 1995.


                                    /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                    Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                    Certified Public Accountants

Minneapolis, Minnesota
May 20, 1997


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